AMENDMENT TO ADMINISTRATION AND
SHAREHOLDER SERVICES AGREEMENT

This Amendment, dated as of November 30, 2011, made by and between Matthews International Funds (the “Trust”) and Matthews International Capital Management, LLC (“Matthews,” and together with the Trust, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Administration and Shareholder Services Agreement, dated as of August 31, 2004, as amended August 12, 2005, August 11, 2006, August 31, 2007, September 15, 2008, November 30, 2009 and May 19, 2011, by and between the Trust and Matthews (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement, wherein Matthews agreed to provide certain services to the Trust; and

WHEREAS, the Parties wish to amend the Agreement to provide for the addition of a separate series of the Trust.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.           The addition of the Matthews Asia Strategic Income Fund as set forth on the attached amended Exhibit A.

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL
CAPITAL MANAGEMENT, LLC

By:	/s/ John P. McGowan	By:	/s/ William J. Hackett
Name:	John P. McGowan	Name:	William J. Hackett
Title:	Vice President	Title:	Chief Executive Officer
Date:	November 29, 2011	Date:	November 29, 2011

EXHIBIT A

MATTHEWS INTERNATIONAL FUNDS
FUND SCHEDULE

(updated November 30, 2011)

Fund	Effective Date

• Matthews Asia Growth Fund	August 31, 2004

• Matthews Asia Dividend Fund	August 11, 2006

• Matthews Pacific Tiger Fund	August 31, 2004

• Matthews Asian Growth and Income Fund	August 31, 2004

• Matthews Asia Science and Technology Fund	August 31, 2004

• Matthews China Fund	August 31, 2004

• Matthews India Fund	August 12, 2005

• Matthews Japan Fund	August 31, 2004

• Matthews Korea Fund	August 31, 2004

• Matthews Asia Small Companies Fund	September 15, 2008

• Matthews China Dividend Fund	November 30, 2009

• Matthews China Small Companies Fund	May 31, 2011

• Matthews Asia Strategic Income Fund	November 30, 2011

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL
CAPITAL MANAGEMENT, LLC

By:	/s/ John P. McGowan	By:	/s/ William J. Hackett
Name:	John P. McGowan	Name:	William J. Hackett
Title:	Vice President	Title:	Chief Executive Officer
Date:	November 29, 2011	Date:	November 29, 2011